UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                  June 7, 2004


                          BIOSOURCE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                 0-21930                     77-0340829
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)



        542 Flynn Road, Camarillo, California                       93012
       (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (805) 987-0086


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ITEM 5. - OTHER EVENTS.

On June 7, 2004, BioSource International, Inc. (the "Company") and Genstar Capital Partners II, L.P., an investor in the Company ("Genstar"), amended the warrant issued to Genstar on February 15, 2000 (the "Genstar Warrant"), to extend the expiration date of the Genstar Warrant from February 15, 2005 to February 15, 2007. In consideration for the Company's agreement to extend the expiration date of the Genstar Warrant, Genstar agreed to increase the exercise price per share underlying that warrant from $7.77 per share to $9.00 per share. The Company and Stargen II LLC, another investor in the Company ("Stargen"), executed a similar amendment to a warrant issued to Stargen on February 15, 2000 (the "Stargen Warrant"). The amendments to the Genstar Warrant and the Stargen Warrant are referred to in this report as the "Amendments."

The Company's Board of Directors appointed a Special Committee of its members to negotiate the Amendments with Genstar and Stargen. The Special Committee was comprised of Terrance Bieker, David Moffa, and John Overturf, Jr., directors independent of, and having no financial or other interest in, either Genstar or Stargen.

Copies of the Amendments are attached hereto as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated herein by this reference.

ITEM 7. - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements. None.

         (b)      Pro Forma Financial Information. None.

         (c)      Exhibits

                  10.1 Amendment No. 1 to Warrant to Purchase Common Stock dated June 7, 2004, by and between the Company and Genstar Capital Partners II, L.P.

                  10.2 Amendment No. 1 to Warrant to Purchase Common Stock dated June 7, 2004, by and between the Company and Stargen II LLC.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                BIOSOURCE INTERNATIONAL, INC.



June 8, 2004                   /S/ ALAN I. EDRICK
                               -------------------------------
                               Alan I. Edrick
                               Executive Vice President and
                               Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

10.1 Amendment No. 1 to Warrant to Purchase Common Stock dated June 7, 2004, by and between the Company and Genstar Capital Partners II, L.P.

10.2 Amendment No. 1 to Warrant to Purchase Common Stock dated June 7, 2004, by and between the Company and Stargen II LLC.